Exhibit 4.2

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (the “Amendment”), dated as of June 3, 2011 (the “Effective Date”), is by and among Associated Estates Realty Corporation (the “Borrower”), PNC Bank, National Association and the other banks and financial institutions whose signatures appear below (collectively, the “Lenders”) and PNC Bank, National Association, not individually but as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A.                Borrower, Administrative Agent, and certain of the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 18, 2010 (the “Credit Agreement”), pursuant to which such Lenders made available to Borrower an unsecured revolving credit facility with an Aggregate Commitment of $250,000,000.  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

B.                 Borrower and the Lenders wish to amend the Credit Agreement to modify certain of the terms, covenants, and provisions in the Credit Agreement, all as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1.                  Incorporation. The foregoing Recitals to this Amendment are hereby incorporated and made part of this Amendment.

2.                  Effectiveness. This Amendment shall be effective from and after the Effective Date shown above, which is the date on which each of the Borrower, the Administrative Agent and the Required Lenders have executed and delivered to the Administrative Agent a counterpart of this Amendment.

3.                  Changes to Defined Terms.  From and after the Effective Date, the following definitions in Article I of the Credit Agreement are amended as follows:

a.                   The definition of  “Capitalization Rate” is deleted in its entirety and shall be replaced by the following:

                        “Capitalization Rate” means seven and one quarter percent (7.25%).

b.                  The definition of  “Eligible Unencumbered Project” shall be amended by modifying clause (b) thereof to read: “(b) such Project is an institutional grade multifamily property as determined by the Agent in its reasonable discretion;.”

c.         The definition of “Secured Indebtedness” is deleted in its entirety and shall be replaced by the following:

            “Secured Indebtedness” means any Indebtedness which is secured by a Lien on a Project or other tangible asset (which excludes, without limitation, ownership interests in any Person) which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred.

4.                  Other Changes to Credit Agreement.  From and after the Effective Date, the following sections in the Credit Agreement shall be modified as follows:

a.                   In Section 2.21 the third sentence thereof shall be replaced by the following “Each Swing Advance shall bear interest at a variable rate for each day such Swing Advance is outstanding equal to the Base Rate Option for such day or, if so elected by the Borrower in the applicable Swing Loan Request, the Daily LIBOR Rate plus the then-current LIBOR Applicable Margin.”

b.         In Section 7.1(c) the following clause shall be  added to the end of such subsection:

“provided that any Compliance Certificate may address both this Agreement as well as that certain Term Loan Agreement dated as of June 3, 2011 by and among Borrower, Administrative Agent and certain other lenders;”

c.         In Section 7.1(f) clause (iv) thereof shall be deleted in its entirety and replaced with the following:  “(iv) any notice of default on any (x) Recourse Indebtedness that exceeds $5,000,000 individually or in the aggregate, or (y) Non-Recourse Indebtedness that exceeds $25,000,000 individually or in the aggregate.”

d.                  In Section 8.6 clause (A) thereof shall be deleted in its entirety and replaced with the following:  “(A) any Recourse Indebtedness of the Borrower or any other member of the Consolidated Group having an outstanding principal balance in excess of $5,000,000 individually or in the aggregate.”

e.                   The caption (i.e. “RE:”) paragraph of the form of Compliance Certificate attached to the Credit Agreement as Exhibit B shall be deleted in its entirety and shall be replaced by the following:

Re:

(1)   Term Loan Agreement dated as of June 3, 2011 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Term Agreement”) between ASSOCIATED ESTATES REALTY CORPORATION (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time (“Term Lenders”).

(2)   Amended and Restated Credit Agreement dated as of October 18, 2010  (as amended, modified, supplemented, restated, or renewed, from time to time, together with the Term Agreement, the “Agreement”) between ASSOCIATED ESTATES REALTY CORPORATION (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time (together with the Term Lenders, the “Lenders”).”

5.                  Representations and Warranties.  Borrower hereby represents and warrants to Lenders and the Administrative Agent that as of the Effective Date:

a.                   no Event of Default or Potential Default exists under the Credit Agreement or the other Loan Documents or will exist after giving effect to the terms of this Amendment;

b.                  the representations and warranties contained in Article VI of the Credit Agreement are true and correct;

c.                   the Credit Agreement and the other Loan Documents are in full force and effect and it has no defenses or offsets to, or claims or counterclaims relating to, the obligations under the Credit Agreement or any of the other Loan Documents;

d.                  other than changes which have been previously provided to and approved by the Administrative Agent, no changes have been made to its organizational documents since the Agreement Execution Date; and

e.                   it has full power and authority to execute this Amendment.

6.                  Reimbursement to Administrative Agent.  The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including, but not limited to fees relating to legal, consulting, or auditing expenses) incurred in connection with the preparation, negotiation, and consummation of this Amendment.

7.                  References to Credit Agreement; Inconsistency.  All references in the Loan Documents to the Credit Agreement henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.  In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern.

8.                  Continuing Force and Effect of Credit Agreement and Loan Documents.  The provisions of the Credit Agreement and other Loan Documents are in full force and effect, except as amended herein, and the Loan Documents as so amended are hereby ratified and reaffirmed by Borrower.  Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and the other Loan Documents.

9.                  Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio, but giving effect to federal laws applicable to national banks.

IN WITNESS WHEREOF, Borrower, the Required Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

ASSOCIATED ESTATES REALTY CORPORATION,

an Ohio corporation

By:      /s/ Bradley Van Auken

Name:  Bradley A. Van Auken

Title:    Vice President

1 AEC Parkway

Richmond Heights, Ohio  44143

                                                Attention:        Vice President and General Counsel

                                                Telephone:       (216) 797-8785

                                                                        Facsimile:        (216) 797-8719

The undersigned, being all of the Subsidiary Guarantors under the Credit Agreement, hereby consent to and approve of the foregoing Amendment and agree that their obligations under the Subsidiary Guaranty shall continue in full force and effect with respect to the Loan, as increased and modified by the foregoing Amendment:

SANDLER AT ALTA LAGO, LLC, a Virginia limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
BUCKHEAD AERC, LLC, a Delaware limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC WESTWIND, LLC, a Delaware limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC SAN RAPHAEL, LLC, a Delaware limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
ASPEN LAKES - AERC, INC., a Michigan corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

AERC BEDFORD COMMONS, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC LAKE FOREST, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC MORGAN PLACE, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC ARROWHEAD STATION, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC BENNELL, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC REMINGTON PLACE, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC WILLIAMSBURG, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

AERC WESTCHESTER, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC STERLING PARK, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC KENSINGTON GROVE, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC WESTERN RESERVE, INC., a Delaware corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC SPRING BROOK, LLC, a Delaware limited liability company By: AERC Brook, Inc., its Manager By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC LANDINGS AT PRESERVE, LLC, a Delaware limited liability company By: AERC Landings, Inc., Manager By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

AERC COUNTRY PLACE, LLC, a Delaware limited liability company By: AERC Country I, Inc., its Manager By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC GEORGETOWN PARK, LLC, a Delaware limited liability company By: AERC Georgetown, Inc., its Manager By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC OAKS HAMPTON, LLC, a Delaware limited liability company By: AERC Oaks, Inc., its Manager By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

AERC DPF PHASE I, LLC,
a Delaware limited liability company

By:       AERC DPF Georgia Ventures, LLC,
            a Delaware limited liability company

            By:       AERC of Georgia, Inc.,
                        its Sole Member

            By:       /s/Bradley A. Van Auken
            Name:  Bradley A. Van  Auken

            Title:    Vice President

AERC TURNBERRY, INC. A Delaware Corporation By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

AERC CENTRAL PARK PLACE, LLC A Delaware limited liability company By: AERC Central Park, Inc. its Manager By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC CLINTON PLACE, LLC, A Delaware limited liability company By: AERC Clinton, Inc., its Manager By: /s/Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

AERC SUMMER RIDGE, LLC

A Delaware limited liability company

By:  AERC Summer, Inc., its Manager

By:      /s/Bradley A. Van Auken

Name:  Bradley A. Van  Auken

Title:    Vice President

AERC DPF PHASE II, LLC,

a Delaware limited liability company

By:      AERC DPF Georgia Ventures, LLC
            a Delaware limited liability company

            By:      AERC of Georgia, Inc.,

                        its Sole Member

            By:  /s/Bradley A. Van Auken                        Name:  Bradley A. Van Auken

            Title:    Vice President

AERC CHRISTOPHER WREN, INC.,

 a Delaware corporation

By:  /s/Bradley A. Van Auken

Name:  Bradley A. Van Auken

Title:    Vice President

AERC HEATHERMOOR, INC.

a Delaware corporation

By:  /s/Bradley A. Van Auken

Name:  Bradley A. Van Auken

Title:    Vice President

AERC PERIMETER LAKES, INC.,

a Delaware corporation

By:  /s/Bradley A. Van Auken

Name:  Bradley A. Van Auken

Title:    Vice President

COMMITMENT:                                           PNC BANK, NATIONAL ASSOCIATION,

$50,000,000                                                    Individually and as Administrative Agent

By:      /s/ John E. Wilgus, II

Name:  John E. Wilgus

Title:    Senior Vice President

PNC Real Estate

1900 East Ninth Street - 22nd Floor

Mail Stop:  B7-YB13-22-1

Cleveland, OH  44114

Phone:             216-222-6032

Facsimile:        216-222-6070

Attention:        John E. Wilgus, II

      Senior Vice President

      Real Estate Banking

COMMITMENT:                                           WELLS FARGO BANK, N.A., individually and as

$50,000,000                                                    Syndication Agent

By:      /s/ Antoinette G. Perry

Name:  Antoinette G. Perry

Title:    Vice President

                                    200 Public Square

                                    Suite 3200

                                    Cleveland, OH  44114

                                    Attention:        Toni G. Perry

                                    Phone:             216-344-6946

                                    Facsimile:        216-344-6971

COMMITMENT:                                           U.S. BANK NATIONAL ASSOCIATION,

$30,000,000                                                    individually and as Documentation Agent

By:      /s/ Curt M. Steiner

Name: Curt M. Steiner

Title:    Senior Vice President

                                    U.S. Bank National Association

                                    209 South LaSalle Street, Suite 210

                                    Chicago, IL 60604

                                    Attention:        Curt M. Steiner

                                                            Senior Vice President

                                    Phone:             (312)325-8756

                                    Facsimile:        (312)325-8853

COMMITMENT:                                           RAYMOND JAMES BANK, FSB

$25,000,000

By:      /s/ James Armstrong

Name: James Armstrong

Title:    Vice President

                                    710 Carillon Parkway

                                    St. Petersburg, FL  33716

                                    Attention:        James Armstrong

                                    Phone:             727-567-7919

                                    Facsimile:        866-205-1396

COMMITMENT:                                           THE HUNTINGTON NATIONAL BANK

$25,000,000

By:      /s/ Michael S. Kauffman

Name:  Michael S. Kauffman

Title:    SVP

                                    917 Euclid Avenue, CM17

                                    Cleveland, OH  44115

                                    Attention:        Jennifer Hearns

                                    Phone:             216-515-6923

                                    Facsimile:        216-515-0179

                                    with notice to:

917 Euclid Avenue, CM17

                                    Cleveland, OH  44115

                                    Attention:        Timothy Smith

                                    Phone:             216-515-0368

                                    Facsimile:        216-515-0179

COMMITMENT:                                           CITIBANK, N.A.

$25,000,000

By:      /s/ John C. Rowland

Name:  John C. Rowland

Title:    Vice President

Citibank, N.A.

388 Greenwich Street, 23rd Floor

New York, NY  10013

Attention:        Rita C. Lai

Phone:             212-723-5931

Facsimile:        212-723-8550

COMMITMENT:                                           COMPASS BANK, an Alabama banking

$25,000,000                                                    corporation

By:      /s/ S. Kent Gorman

Name: S. Kent Gorman

Title:    Senior Vice President

BBVA Compass

15 South 20th Street, Suite 1504

Birmingham, AL  35233

Attention:        S. Kent Gorman

Phone:             205-297-3328

Facsimile:        205-297-3901

COMMITMENT:                                           RBS CITIZENS BANK N.A. d/b/a CHARTER

$20,000,000                                                   ONE

By:      /s/ Erin L. Mahon

Name: Erin L. Mahon

Title:    Vice President

RBS Citizens Bank N.A. d/b/a Charter One

1215 Superior Avenue, OH S675

Cleveland, OH  44114

Attention:        Samuel A. Bluso

Phone:             216-277-0388

Facsimile:        216-277-4600